Exhibit 99.4

LONG ISLAND BRAND BEVERAGES LLC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the accompanying financial statements and related notes incorporated by reference in the current report on Form 8-K to which this discussion and analysis is attached as an exhibit (the “Form 8-K”). References herein to the “Company,” “LIBB” or to “we,” “us” or “our” are to Long Island Brand Beverages LLC, a New York limited liability company. Other capitalized terms used but not defined herein have the meanings ascribed to them in the Form 8-K.

The following discussion contains forward-looking statements that reflect future plans, estimates, beliefs and expected performance of LIBB. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside LIBB’s control. LIBB’s actual results could differ materially from those discussed in these forward-looking statements. Please read “Risk Factors” in Item 2.01 of the Form 8-K and “Cautionary Statement Regarding Forward-Looking Statements” below. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.

Cautionary Statement Regarding Forward-Looking Statements

This discussion and analysis may contain statements that do not directly or exclusively relate to historical facts. We consider such statements to be “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “aim,” “seek,” “forecast” and other similar words. These include, but are not limited to, statements relating to future financial and operating results, the company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In addition to the risk factors described under “Risk Factors” in Item 2.01 of the Form 8-K, those factors include:

•	our ability to execute our business strategy;
•	the loss of senior management or key employees;
•	conduct and changing circumstances related to third-party relationships on which LIBB relies;
•	regulation to which LIBB is subject;
•	unexpected costs or unexpected liabilities;
•	adverse outcomes of pending or threatened litigation or government investigations;
•	adverse weather conditions, including droughts and hurricanes;
•	the volatile and unpredictable current stock market and credit market conditions; and
•	other economic, business, and/or competitive factors.

The areas of risk and uncertainty described above should be considered in connection with any written or oral forward-looking statements that may be made after the date of the Form 8-K by us or anyone acting for us.

We also caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of the Form 8-K. We do not undertake any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of the Form 8-K or to reflect actual outcomes.

Executive Summary

Overview

LIBB was formed on February 18, 2011. As provided for in the Company’s amended and restated limited liability agreement, the Company will continue indefinitely unless terminated sooner pursuant to certain events as defined in such agreement.

LIBB produces and distributes premium ready-to-drink iced tea, with a proprietary recipe and quality components. LIBB produces a 100% brewed tea, using black tea leaves, purified water and natural cane sugar or sucralose. LIBB’s product, Long Island Iced Tea, is targeted for sale to health conscious consumers on the go. Flavors change from time to time, and have included lemon, peach, raspberry, guava, mango, diet lemon, diet peach, unsweetened lemon, green tea & honey and half tea & half lemonade.

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LIBB aspires to be a market leader in the development of iced tea beverages that are conveniently packaged and appealing to consumers. We sell our iced teas primarily to a mix of independent mid-to-large range distributors, but also sell directly to certain retail outlets. We outsource our manufacturing to third party co-packing facilities.

On May 27, 2015, LIBB consummated the Mergers. Prior to the Mergers, Cullen held $1,750,000 principal amount of our promissory notes. Of such principal amount, in connection with the Mergers, $1,500,000 was forgiven and the remaining $250,000 will eliminate upon the consolidation with Cullen.

Results of Operations and Liquidity

We generate income through the sale of our iced teas. During the three months ended March 31, 2015, we had net sales of $264,722, an increase of $90,453 over the three months ended March 31, 2014. The increase in net sales was the result of marketing and sales support efforts including the development of relationships with new distributors and retailers. Our margin increased by 8% for the three months ended March 31, 2015 as compared to the three months ended March 31, 2014. The primary reason for the increase was due to the fact that the Company received a credit of $120,000 from one of the Company’s vendors related to production issues. The cost of the inventory affected by these production issues was reduced by $91,523 resulting in a positive impact of $28,477 on our gross profit. The Company maintained this inventory, and as a result, our ability to sell this inventory over the remainder of this fiscal year could result in a positive impact on our margins which may not be indicative of future results. During the three months ended March 31, 2015, our operating expenses were $427,204, a decrease of $147,387 as compared to the three months ended March 31, 2014. Our decrease in operating expenses related primarily to decreased advertising and other marketing expenses as a result of the timing and cost of our marketing campaigns for 2015.

Historically, our cash generated from operations has not been sufficient to meet our expenses. During the three months ended March 31, 2015, our cash flows used in operations were $502,745. Accordingly, we have historically financed our business through the sale of our membership interests or through the issuance of promissory notes. During the three months ended March 31, 2015, net cash provided by financing activities was $245,637. We had a working capital deficiency of $1,768,432 as of March 31, 2015. In addition, upon consummation of the Mergers on May 27, 2015, we gained access to the cash held by Cullen, which was $190,170 as of March 31, 2015. Furthermore, on April 28, 2015, the Company received $150,000 as proceeds from a loan from Bass Properties, LLC, a member of the Company. This note bears interest at 10% per annum and matures on July 31, 2016. On May 4, 2015, the Company received $400,000 as proceeds from a loan with Ivory Castle Limited, a member of the Company. This notes bears interest at 6% per annum and matures on July 31, 2016.

In order to execute our long-term growth strategy, we may need to continue to raise additional funds through private equity offerings, debt financings, or other means. There are no assurances that we will be able to raise such funds on acceptable terms or at all.

Uncertainties and Trends in Our Business

LIBB believes that the key uncertainties and trends in our business are as follows:

•	LIBB believes that using various marketing tools which may include significant advertising expenses will be necessary in order to increase product awareness in order to compete with our competitors, including large and well established brands with access to significant capital resources.

•	Customer trends and tastes can change for a variety of reasons including health consciousness, government regulations and variation in demographics. LIBB will need to be able to adapt to changing preferences in the future.

•	LIBB’s sales growth is dependent upon maintaining our relationships with existing and future customers who may generate substantial portions of our revenue. During 2014, we sold to Costco from April through September, both at road shows as well as in the customer’s product line, which represented 32% of our sales. It will be important for future revenues to secure this customer for 2015 as well as maintain our relationships with our existing customers. During April 2015, the Company began selling to Costco stores at their road shows. However, the Company has yet to determine the duration of these sales and whether our product will be accepted in the Costco product line.

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•	LIBB’s sales are subject to seasonality. LIBB’s sales are typically the strongest in the summer months in the northeastern United States.

•	The Company is currently involved in litigation. Please refer to “Legal Proceedings” in Item 2.01 of the Form 8-K. There are no assurances that there will be successful outcomes to these matters.
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The Company began developed a gallon product line featuring four of its existing flavors in May 2015. There are no assurances that the Company will be able to sell these products. In addition, the sale of these products may not be profitable to the Company.

Please refer to “Risk Factors” in Item 2.01 of the Form 8-K for additional information about risks and uncertainties facing LIBB.

Critical Accounting Policies

The preparation of LIBB’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities in these consolidated financial statements. We believe that of our significant accounting policies (see Note 2 of the LIBB financial statement incorporated by reference in the Form 8-K), the following policies are the most critical.

Revenue Recognition

Revenue is stated net of sales discounts and rebates paid to customers. Net sales are recognized when all of the following conditions are met: (1) the price is fixed and determined; (2) evidence of a binding arrangement exists (generally, purchase orders); (3) products have been delivered and there is no future performance required; and (4) amounts are collectible under normal payment terms. These conditions typically occur when the products are delivered to or picked up by the LIBB’s customers.

Customer Marketing Programs and Sales Incentives

LIBB participates in various programs and arrangements with customers designed to increase the sale of its products. Among these programs are arrangements under which allowances can be earned by customers for attaining agreed upon sales levels or for participating in specific marketing programs. LIBB believes that its participation in these programs is essential to ensuring volume and revenue growth in a competitive marketplace. The costs of all these various programs are recorded as a reduction of sales in the financial statements.

Accounts Receivable

LIBB sells products to distributors and in certain cases directly to retailers, and extends credit, generally without requiring collateral, based on its evaluation of the customer’s financial condition. Potential losses on LIBB’s receivables are dependent on each individual customer’s financial condition and sales adjustments granted after the balance sheet date. LIBB carries its trade accounts receivable at net realizable value. Typically, accounts receivable have terms of net 30 days and do not bear interest. LIBB monitors its exposure to losses on receivables and maintains allowances for potential losses or adjustments. LIBB determines these allowances by (1) evaluating the aging of its receivables; (2) analyzing its history of sales adjustments; and (3) reviewing its high-risk customers. Past due receivable balances are written off when the Company’s efforts have been unsuccessful in collecting the amount due. Accounts receivable are stated at the amounts management expects to collect.

Inventories

LIBB’s inventory includes raw materials such as bottles, sweeteners, labels, flavors and packaging. Finished goods inventory consists of bottled and packaged iced tea. LIBB values its inventories at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

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Results of Operations

Comparison of the three months ended March 31, 2015 and March 31, 2014 2014

	For the Three Months Ended March 31,
	2015	2014

Net sales	$264,722	$174,269
Cost of goods sold	193,309	140,501
Gross profit	71,413	33,768

Operating expenses:
General and administrative expenses	219,423	141,356
Selling and marketing expenses	207,781	433,235
Total operating expenses	427,204	574,591

Operating Loss	(355,791)	(540,823)

Other expense:
Interest expense	(22,875)	(24,134)

Net loss	$(378,666)	$(564,957)

Net Sales and Gross Profit

Net sales for the three months ended March 31, 2015 increased by $90,453, or 52%, to $264,722 as compared to $174,269 for the three months ended March 31, 2014. The primary reason for the increased sales was LIBB’s focus on increasing brand recognition and expanding its customer base through the utilization of new distributors particularly in the New Jersey, Philadelphia, and New England areas. In addition, the Company began selling in new retail outlets primarily in the northeast area of the United States.

Gross profit increased by $37,645, or 111%, from $71,413 for the three months ended March 31, 2015 to $33,768 for the three months ended March 31, 2014. Gross profit percentage increased by 8% from 19% for the three months ended March 31, 2014 to 27% for the three months ended March 31, 2015. The primary reason for the increase was due to the fact that the Company received a credit of $120,000 from one of the Company’s vendors related to production issues. The cost of the inventory affected by these production issues was reduced by $91,523 resulting in a positive impact of $28,477 on our gross profit. The Company maintained this inventory, and as a result, our ability to sell this inventory over the remainder of this fiscal year could result in a positive impact on our margins which may not be indicative of future results.

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General and administrative expenses

General and administrative expenses for the three months ended March 31, 2015 increased by $78,067, or 55%, to $219,423 as compared to $141,356 for the three months ended March 31, 2014. During the three months ended March 31, 2015, the Company’s general and administrative salaries increased by $46,033 as compared to the three months ended March 31, 2014. During the three months ended March 31, 2015 depreciation expense increased by $18,765 primarily as a result of the Company’s capital expenditures in 2014 related to displays, trucks, and automobiles. In addition, automobile expenses increased by $14,892 as a result of the maintenance and fuel costs related to the Company’s automobile purchases during 2014. The remaining decrease of $1,623 was primarily caused by decreases in professional fees which were offset by increases in rent, insurance, and other administrative costs.

Selling and marketing expenses for the three months ended March 31, 2015 decreased by $225,454, or 52%, to $207,781 as compared to $433,235 for the three months ended March 31, 2014. Selling and marketing expenses decreased largely due to decreased in advertising expense from $160,017 for the three months ended March 31, 2014 to $9,653 three months ended March 31, 2015. In addition the Company’s selling and marketing expenses decreased due to the fact that the Company changed the style of its labels in 2014. As a result, design costs decreased by $35,547. In addition, selling salaries decreased by $45,199. These decreases were offset by increases of $5,656 which was primarily the result of increased activity at the Company to promote brand awareness and increase LIBB’s presence in new markets.

Other expense

Other expense, which consisted of interest expense, for the three months ended March 31, 2015 decreased by $1,259, or 5%, to $22,875 as compared to $24,134 for the three months ended March 31, 2014.

Liquidity and Capital Resources

Sources of Liquidity

LIBB has historically been financed by debt from its members and unrelated third parties. In addition, LIBB has also been financed by the sale of membership interests in LIBB. We had a working capital deficiency of $1,768,432 as of March 31, 2015.

The following is an overview of our borrowings as of March 31, 2015:

Description of Debt	Holder	Interest Rate	Balance as of March 31, 2015
Loans Payable with Cullen	Cullen	6%	$1,750,000
Automobile loans	Various	3.59% to 10.74%	$69,648

On August 26, 2013, LIBB and Nortle entered into a loan (“Nortle Loan”) and option agreement (“Nortle Option Agreement”). The Nortle Loan was secured by the inventory and accounts receivable of LIBB. The Nortle Loan provided for Nortle to lend LIBB an aggregate of $200,000, bearing interest at 6% per annum. The Nortle Loan and all accrued interest thereon, were due and payable on August 31, 2014. The Nortle Option Agreement provided that through October 18, 2013, Nortle had the option to loan LIBB an additional $300,000, on the same terms as the Nortle Loan (“Nortle Option”). In the event that Nortle did not exercise the Nortle Option by October 18, 2013, then on such date, the interest rate on the existing loan with Nortle would increase to 12% per annum for the remaining term. Due to the fact that the Nortle Option to advance additional funds was not exercised, the interest rate was increased to 12% per annum. On June 25, 2014, Nortle converted its loan and accrued interest of $217,951 into 9,103 voting units in LIBB.

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On November 19, 2013 LIBB and Cullen entered into the Cullen Loan Agreement. Pursuant to the Cullen Loan Agreement, Cullen loaned LIBB $600,000, bearing interest at 6% per annum with principal and accrued interest due on August 31, 2014. The Cullen Loan Agreement provided Cullen with the option to loan LIBB an additional $600,000. The Cullen Loan Agreement also required that LIBB utilize $450,000 of the loan to repay certain outstanding indebtedness. On December 5, 2013, Cullen exercised its option and extended to LIBB an additional loan in the amount of $600,000 also bearing interest at 6% per annum with principal and accrued interest due on August 31, 2014. On April 1, 2014, LIBB received $300,000 as proceeds from an additional loan from Cullen, bearing interest at 6% per annum with principal and accrued interest due and payable on August 31, 2014. On August 15, 2014, the maturity date of the Cullen Loan Agreement and the additional loan was extended to November 15, 2014. On November 7, 2014, the maturity date was further extended to March 15, 2015. On March 4, 2015, the maturity date was further extended to March 15, 2016. Upon consummation of the Mergers, these loans by Cullen were forgiven.

On March 26, 2015, LIBB received $250,000 as proceeds from an additional loan from Cullen, bearing interest at 6% per annum with principal and interest due and payable on March 15, 2016. Upon consummation of the Mergers, this loan will eliminate upon consolidation with Cullen.

On April 22, 2014, LIBB received $1,300,000 from the proceeds of a loan from Ivory Castle, bearing interest at 6% per annum and with a maturity of August 31, 2014. Interest was payable upon maturity of the loan. The agreement also included provisions whereby LIBB agreed to enter into a good faith negotiation for the purchase of membership interests by Ivory Castle. On June 25, 2014, Ivory Castle converted its loan and accrued interest of $1,309,107 into 54,675 voting units in LIBB. In addition, as a condition of the conversion, LIBB is required to obtain Ivory Castle’s approval in the event of a proposed business combination or in the event that LIBB seeks equity financing in excess of $1,000,000 prior to June 25, 2015. Pursuant to this requirement, LIBB obtained Ivory Castle’s consent to the Mergers.

On September 26, 2014, LIBB raised $194,504, net of costs of raising capital of $5,468, as a result of the sale of 3,275 limited units in LIBB.

From October 1, 2014 through December 5, 2014, LIBB raised an additional $702,007 as a result of the issuance of 11,497 limited units in LIBB.

During 2014, LIBB entered into various loan agreements for the purchase of trucks and automobiles. The total amount of borrowing for these loans was $84,795. The loans require monthly installments of principal ranging from $282 to $758 per month. Interest rates on these loans range from 3.59% to 10.74%. These loans mature at various dates through 2019.

On April 28, 2015, the Company received $150,000 as proceeds from a loan from Bass Properties, LLC, a member of the Company. This notes bears interest at 10% per annum and matures on July 31, 2016. On May 4, 2015, the Company received $400,000 as proceeds from a loan with Ivory Castle Limited, a member of the Company. This notes bears interest at 6% per annum and matures on July 31, 2016.

On December 31, 2014, Cullen, Holdco, Cullen Merger Sub, LIBB Merger Sub, LIBB and the Founders entered into the Merger Agreement. Pursuant to the Merger Agreement, on May 27, 2015, (a) Cullen Merger Sub merged with and into Cullen, with Cullen surviving and becoming a wholly-owned subsidiary of Holdco, and with Cullen stockholders receiving newly issued shares of Holdco common stock, and (b) LIBB Merger Sub merged with and into LIBB, with LIBB surviving and becoming a wholly-owned subsidiary of Holdco, and with LIBB members receiving newly issued shares of Holdco common stock. As a result of the consummation of the Mergers, we gained access to the cash held by Cullen, which was $190,170 as of March 31, 2015.

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Under the Merger Agreement, upon consummation of the Company Merger, the holders of the LIBB membership interests received 2,633,334 shares of Holdco common stock of Holdco, subject to adjustment based on LIBB’s and Cullen’s net working capital at the closing.

If LIBB’s net working capital at the closing as finally determined pursuant to the Merger Agreement is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $3.00. If LIBB’s net working capital at the closing as finally determined pursuant to the Merger Agreement is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $3.00.

If Cullen’s net working capital at the closing as finally determined pursuant to the Merger Agreement is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $3.00. If Cullen’s net working capital at the closing as finally determined pursuant to the Merger Agreement is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $3.00.

Any reduction in the number of shares of Holdco common stock to be received by the LIBB members as a result of the Net Working Capital adjustment will be limited to the number of Adjustment Shares.

Cash flows

Net cash used in operating activities

Net cash used in operating activities was $502,745 for the three months ended March 31, 2015 as compared to net cash used in operating activities of $443,340 for the three months ended March 31, 2014. Cash used in operating activities for the three months ended March 31, 2015 was primarily the result of the net loss of $378,666. In addition to the effect of our net losses, increases in our inventory and prepaid expenses, which were partially offset by increases in our accounts payable resulted in further cash flows used in operating activities. Cash used in operating activities for the three months ended March 31, 2014 was primarily the result of the net loss of $564,957. The effect of our net losses on our cash flows were reduced by the increases in accrued expenses and accounts payable which were partially offset by increases in inventory during the three months ended March 31, 2014.

Net cash used in investing activities

Net cash used in investing activities was $5,850 for the three months ended March 31, 2015 as compared to $23,610 for the three months ended March 31, 2014. Cash used in investing activities pertained primarily to the purchase of display fixtures during these periods.

Net cash provided by/(used in) financing activities

Net cash provided by financing activities was $245,637 for the three months ended March 31, 2015 as compared to net cash used in financing activities of $357 for the three months ended March 31, 2014. Net cash provided by financing activities for the three months ended March 31, 2015 was primarily the result additional proceeds from the Cullen Agricultural Holding Corporation Loan of $250,000. These proceeds were offset by repayments of the Company’s automobile loans of $4,363. During the three months ended March 31, 2014, cash flows from financing activities consisted of repayments of automobile loans of $357.

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Off-balance Sheet Arrangements

We do not have any off-balance sheet financing arrangements.

Contractual Obligations

During the three months ended March 31, 2015, there were no material changes in the Company’s contractual obligations.

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